EXHIBIT 10(a)

CUMMINS INC. DEFERRED COMPENSATION PLAN

Amended and Restated as of February 15, 2021
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TABLE OF CONTENTS

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- ii -
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ARTICLE I
RESTATEMENT AND PURPOSE

Section 1.01    History and Restatement. Cummins Inc. established the Cummins Engine Company, Inc. 1994 Deferred Compensation Plan ("Plan"), effective February 1, 1994, and it has amended and/or restated the Plan on several occasions since that time. The Company restated the Plan effective January 1, 2008 to comply with the requirements of the final regulations under Code Section 409A and to change the name of the Plan to the Cummins Inc. Deferred Compensation Plan (the “2008 Restatement”), and restated the Plan again effective as of October 15, 2012, January 1, 2014 and January 1, 2016 (the “2016 Restatement Effective Date”). By this restatement, which is effective on February 15, 2021 (the “2021 Restatement Effective Date”), the Company amends the Plan to incorporate certain changes to the terms of the Plan.

Section 1.02    Application of Restatement. The 2008 Restatement applied, effective January 1, 2008, to all amounts deferred or vested under the Plan after 2004 and any earnings credited with respect to such amounts. None of the 2008 Restatement, this restatement nor any interim restatement applies to any amount deferred and vested as of December 31, 2004, or any earnings credited under the Plan with respect to such amounts (together, "Grandfathered Amounts"), and Grandfathered Amounts shall continue to be governed by the terms and conditions of the Plan without regard to the 2008 Restatement, this restatement or any interim restatement; provided, however, the person or persons entitled to receive any remaining portion of a Participant's Plan Year Balances after his death shall be determined pursuant to this restatement, provided that the Participant's death occurs after 2004.

Section 1.03    Purpose. The Plan is intended to constitute an unfunded plan maintained by the Employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of Sections 201, 301, and 401 of ERISA.

Section 1.04    Grantor Trust. The Company has established a grantor trust to hold assets for the provision of certain benefits under the Plan as well as other employee benefits. Assets of the Trust are subject to the claims of the Employer's general creditors, and no Participant shall have any interest in any assets of the Trust or an Employer other than as a general creditor of the Employer.

ARTICLE II
DEFINITIONS AND INTERPRETATION

Section 2.01    Definitions. When the first letter of a word or the words in a phrase are capitalized herein, the word or phrase shall have the meaning specified below:

(a)    "Administrator" means the Company's Benefits Policy Committee or such other person that the Board designates as Administrator. To the extent that the Administrator delegates a duty or responsibility to an agent, the term "Administrator" shall include such agent.

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(b)    "Affiliated Employer" means (i) a member of a controlled group of corporations (as defined in Code Section 414(b)) of which the Company is a member or (ii) an unincorporated trade or business under common control (as defined in Code Section 414(c)) with the Company.

(c)    "Affirmation of Domestic Partnership" means a form or other means designated for use in affirming the relationship between a Participant and his Domestic Partner.

(d)    "Alternate Payee" has the meaning set out in ERISA Section 206(d)(3)(K).

(e)    "Beneficiary" means the person or persons entitled to receive a Participant's remaining Plan Year Balances, if any, after his death. A Participant's Beneficiary shall be determined as provided in Section 6.07.

(f)    "Benefit Claim" means a request or claim for a benefit under the Plan, including a claim for greater benefits than have been paid.

(g)    "Benefit Commencement Date" means the date as of which distribution of a Plan Year Balance begins or is paid, if payable as a lump sum, as determined under Section 6.01.

(h)    "Board" or "Board of Directors" means the Company's Board of Directors or, where the context so permits, its designee.

(i)    "Change of Control" means the occurrence of any of the following:

(1)    there shall be consummated (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted in whole or in part into cash or other securities or property, other than a merger of the Company in which the holders of the Company’s common stock immediately before the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (B) any sale, lease, exchange, or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, or

(2)    the liquidation or dissolution of the Company, or

(3)    any ‘person’ (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), other than the Company or a subsidiary thereof or any employee benefit plan sponsored by the Company or a subsidiary thereof or a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, shall become the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more

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of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, or otherwise, or

(4)    at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Company’s stockholders of each new director during such two-year period was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of such two-year period, or

(5)    any other event shall occur that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A or Regulation 14A promulgated under the Exchange Act.

Notwithstanding the preceding provisions, an event or series of events shall not constitute a Change of Control with respect to a Participant unless the event or series of events qualifies as a change in the ownership or effective control of the corporation or in the ownership of a substantial portion of the assets of the corporation within the meaning of Code Section 409A(a)(2)(A)(v).

(j)    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(k)    "Company" means Cummins Inc.

(l)    "Denial" or "Denied" means a denial, reduction, termination, or failure to provide or make payment (in whole or in part) of a Plan benefit.

(m)    "Designated Benefit Commencement Date" means, with respect to a Plan Year Balance, the date elected by an Eligible Employee for distribution (or commencing distribution, if payable in installments) of the Plan Year Balance. Except as otherwise provided in Section 4.06, a Participant's Designated Benefit Commencement Date must be either (i) a specified Quarterly Distribution Month occurring at least two years after the end of the calendar year for which the deferral is made or (ii) a specified Quarterly Distribution Month occurring in the calendar quarter after the Participant's Retirement or one of the next following three calendar quarters.

(n)    "Designated Election" means, with respect to a Plan Year Balance, the payment schedule in which an Eligible Employee has elected for the Plan Year Balance to be distributed. The "Designated Election" must be either (i) a single lump sum payment or (ii) annual installments beginning on the Designated Benefit Commencement Date and continuing over the next following anniversaries of such date for a designated number of years, not to exceed a total

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of 15 annual installments. Each installment shall consist of a portion of the remaining Plan Year Balance, which shall be equal to (i) one divided by (ii) one plus the number of installments remaining after the installment for which the calculation is being made. If an Eligible Employee fails to make the Designated Election for a Plan Year Balance, the Designated Election for such Plan Year Balance shall be a single lump sum payment.

(o)    "Domestic Partner" means a person of the same or opposite sex (i) with whom the Participant has a single, dedicated relationship and has shared the same permanent residence for at least six months, (ii) who is not married to another person or part of another domestic partner relationship and is at least age 18, (iii) who, with the Participant, is mutually responsible for the other's welfare, (iv) who, with the Participant, intends for their relationship to be permanent, (v) who is not so closely related to the Participant as to preclude marriage under state law, and (vi) for whom there is an Affirmation of Domestic Partnership on file with the Administrator. In determining whether the requirements of clauses (i) through (v) of the preceding sentence have been satisfied, the Administrator may rely on the Affirmation of Domestic Partner filed with the Administrator.

(p)    "Domestic Relations Order" has the meaning specified in Code Section 414(p)(1)(B).

(q)    "Earnings Credit" means, with respect to a Plan Year Balance, the amount credited to the Plan Year Balance pursuant to Section 5.05.

(r)    "Eligible Employee" means, on and after the 2016 Restatement Effective Date, a common-law employee of the Employer who (i) is on a United States compensation and benefits package and is receiving United States taxable income, (ii) is in a compensation class of CC04 or higher, (iii) is either (A) a citizen or legal permanent resident of the United States or (B) holds one of the following types of United States' visas: F-1, F-2, H-1B, H-2B, H-3, H-4, L-1, O-1, O-3, or TN, and (iv) has received written notice from the Administrator that he is eligible to participate in the Plan; provided that any individual who (a) was an Eligible Employee based on the eligibility criteria in effect immediately prior to the 2016 Restatement Effective Date and (b) became an active Participant shall be deemed an Eligible Employee so long as such individual has continuously remained an active Participant on and after the 2016 Restatement Effective Date.

(s)    "Employer" means the Company and all of its Affiliated Employers.

(t)    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(u)    "Fund" means an Investment Fund.

(v)    "Grandfathered Amount" has the meaning specified in Section 1.02.

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(w)    "Investment Fund" means one or more funds selected by the Administrator pursuant to Section 5.04 to determine Earnings Credits.

(x)    "Longer-Term Performance Plan" means the Cummins Inc. Longer-Term Performance Plan, the Cummins Inc. Senior Executive Longer-Term Performance Plan, or the successor of either.
(y)    "Non-Grandfathered Amount" means an amount deferred under the Plan that is not a Grandfathered Amount.

(z)    "Participant" means an Eligible Employee who has elected to make deferrals under the Plan by the means designated by the Administrator and whose Plan Year Balances have not been fully distributed.

(aa)    "Plan" means the "Cummins Inc. Deferred Compensation Plan" as set out in this document, as amended from time to time.

(bb)    "Plan Year Balance" means the bookkeeping account established to reflect a Participant's interest under the Plan attributable to amounts deferred pursuant a specific deferral election and related RSP true up matching credits under Section 5.03. The Administrator shall maintain a separate Plan Year Balance with respect to amounts deferred pursuant to all deferral elections made with respect to a single year and any related RSP True Up Matching Credits. Where the context so permits, the term "Plan Year Balance" means the amount credited to such bookkeeping account.

(cc)    "Quarterly Distribution Month" means March, June, September, or December.

(dd)    "Retire" or "Retirement" refers to Termination of Employment after (i) reaching age 55 and completing at least five years of employment with the Affiliated Employers or (ii) completing 30 years of employment with the Affiliated Employers.

(ee)    "RSP True Up Matching Credit" means an amount credited to a Participant's Plan Year Balance pursuant to Section 5.03.

(ff)    "Specified Employee" means, with respect to the 12-month period beginning on the Specified Employee Effective Date, an individual who, (i) during any part of the 12-month period ending on the Specified Employee Identification Date, is in salary grade 99 or compensation class 6, or (ii) is a specified employee within the meaning of Code Section 409A(a)(2)(B)(i) and the guidance thereunder.

(gg)    "Specified Employee Effective Date" means the January 1 next following the Specified Employee Identification Date.

(hh)    "Specified Employee Identification Date" means December 31.

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(ii)    "Spouse" means, as of a Participant's Benefit Commencement Date, (i) the person to whom the Participant is married in accordance with applicable law of the jurisdiction in which the Participant resides, or (ii) in the case of a Participant not described in clause (i), the Participant's Domestic Partner.

(jj)    "Terminates Employment," "Termination of Employment," or any variation thereof means a separation from service within the meaning of Code Section 409A(a)(2)(A)(i).

(kk)    "Trust" means the grantor trust established by the Company to hold assets for the provision of certain benefits under the Plan as well as other Employer benefits.

(ll)    "Unforeseeable Emergency" has the meaning given to such term by Code Section 409A and the guidance thereunder. In general, the term means a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, the Participant’s beneficiary or a dependent (as defined in Code Section 152(a)) of the Participant; loss of the Participant's property due to casualty; or other similar extraordinary and unforeseeable circumstances arising from events beyond the control of the Participant.

Section 2.02.    Rules of Interpretation.

(a)    The Plan is intended to comply with (i) Code Section 409A and (ii) the applicable provisions of ERISA, and it shall be interpreted and administered in accordance with such intent. Except as provided in the preceding sentence or as otherwise expressly provided herein, the Plan shall be construed, enforced, and administered, and the validity thereof determined, in accordance with the internal laws of the State of Indiana without regard to conflict of law principles and the following provisions of this Section.

(b)    Words used herein in the masculine shall be construed to include the feminine, where appropriate, and vice versa, and words used herein in the singular or plural shall be construed to include the plural or singular, where appropriate.

(c)    Headings and subheadings are used for convenience of reference only and shall not affect the interpretation of any provision hereof.

(d)    If any provision of the Plan shall be held to violate the Code or ERISA or be illegal or invalid for any other reason, that provision shall be deemed null and void, but the invalidation of that provision shall not otherwise affect the Plan.

(e)    Reference to any provision of the Code, ERISA, or other law shall be deemed to include a reference to the successor of such provision.

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ARTICLE III
PARTICIPATION

The Administrator shall notify an individual of his eligibility to participate in the Plan as soon as administratively feasible after it determines that the individual has satisfied the requirements (other than notification) for eligibility to participate. An individual shall become an Eligible Employee upon receipt of the Administrator's notice. An Eligible Employee shall become a Participant only after completing online enrollment or taking such other action as the Administrator may prescribe.

ARTICLE IV
DEFERRAL AND DISTRIBUTION ELECTIONS

Section 4.01    Deferral of Compensation. An Eligible Employee may elect pursuant to this Article IV to defer receipt of a percentage, up to 85%, as specified in the election, of his base salary, annual bonus, and/or Longer-Term Performance Plan payments that would otherwise be paid to him in cash. The 85% maximum deferral shall be applied separately to each component of compensation deferred. All elections pursuant to this Article IV shall be made by the means designated by the Administrator, which may include completion of an online form or other means. Subject to the provisions of Section 4.06 and 4.07, elections under this Article IV shall become irrevocable (i) in the case of initial deferral elections pursuant to Section 4.02, when it is filed, or (ii) in the case of deferral elections other than initial deferral elections, as of the last day of the applicable election period; provided, however, if the Administrator grants a Participant's request for a distribution on account of an Unforeseeable Emergency, it shall cancel the Participant's existing deferral elections. Amounts deferred pursuant to a Participant's election shall be withheld from his cash compensation and credited to his Plan Year Balance as provided in Section 5.02. The Participant's Employer shall withhold employment and other taxes with respect to the deferred amounts from the Participant's other compensation, as required by law. If the Participant's other compensation is insufficient for that purpose, the required amounts shall be withheld by the Participant’s Employer from the amounts subject to the Participant’s deferral election or the Participant shall reimburse the Employer for the required withholding not withheld from the Participant's other compensation.

Section 4.02    Initial Deferral Election. An individual may make a deferral election pursuant to this Section within 30 days after the individual first becomes an Eligible Employee (or, if earlier, within 30 days after the date on which he first becomes eligible to participate in any other plan of an Affiliated Employer that is required to be aggregated with this Plan for purposes of Code Section 409A, or within such shorter enrollment period specified by the Administrator). Pursuant to such election, an Eligible Employee may elect to defer (i) up to 85% of his base salary for services performed after the date on which his election is filed with the Administrator and/or (ii) up to 85% of his annual bonus for services performed in months after the date on which his election is filed with the Administrator.

Section 4.03    Elections to Defer Base Salary. An Eligible Employee may elect to defer up to 85% of his base salary for services performed during a calendar year by filing an

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election during the enrollment period established by the Administrator, which period shall end not later than December 31 of the preceding year.

Section 4.04    Elections to Defer Annual Bonus or Longer-Term Performance Plan Payouts. An Eligible Employee may elect to defer up to 85% of his annual bonus and/or his cash payouts under the Longer-Term Performance Plan. The deferral election must be made during the enrollment period(s) established by the Administrator, which period(s) shall end not later than 6 months before the end of the performance period. If an enrollment period does not end prior to the beginning of the performance period, then an Eligible Employee will be able to elect to defer portions of his annual bonus and/or his cash payouts under the Longer-Term Performance Plan under this section in such enrollment period only if (i) the Eligible Employee has performed services continuously from the later of the beginning of the performance period or the date the performance criteria were established through the date of such election, (ii) the compensation subject to such election has not become readily ascertainable at the time of such election, and (iii) such election is otherwise permitted by Code Section 409A.

Section 4.05    Election of Form and Timing of Payment. At the time a Participant makes a deferral election pursuant to Section 4.02, 4.03 or 4.04, he shall also elect a Designated Benefit Commencement Date and Designated Election for the Plan Year Balance to which amounts subject to the deferral are credited.

Section 4.06    Election Changes. A Participant may, pursuant to this Section, elect to change the Designated Distribution Date and/or Designated Election for a Plan Year Balance, provided, however, that a Participant may make only one election pursuant to this Section with respect to a Plan Year Balance. A Participant's election change pursuant to this Section shall be not be valid until 12 months after it is filed with the Administrator, and it shall be valid only if (i) it defers the original Designated Distribution Date for at least five years, and (ii) if it changes an election for payment at a specified time or pursuant to a specified schedule, it is made at least 12 months before the prior Designated Distribution Date. In addition, if the prior Designated Distribution Date is based on the Participant’s Retirement date, the Participant's new Designated Distribution Date must be precisely five years after the prior Designated Distribution Date.

ARTICLE V
PLAN YEAR BALANCES

Section 5.01    Establishment of Plan Year Balances. The Administrator shall establish a separate Plan Year Balance to reflect each Participant's interest under the Plan with respect to amounts deferred pursuant to all of the Participant's deferral elections made with respect to a single year. The Administrator also shall separately account for Grandfathered Amounts and Non-Grandfathered Amounts.

Section 5.02    Crediting of Deferrals. A Participant's deferrals shall be credited to his appropriate Plan Year Balance as of the payroll date on which they are withheld from his pay.

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Section 5.03    Crediting of RSP True Up Matching Credits. As a result of a Participant's deferrals under the Plan, he may not receive matching contributions that he would have received under the Cummins Inc. and Affiliates Retirement and Savings Plans ("RSP") in the absence of such election. In such a case, to the extent determined by the Company, in its discretion, the Participant's Plan Year Balance with respect to such deferrals may be credited with the amount of such lost matching contributions and any earnings thereon deemed appropriate by the Company. Such credited amounts shall be subject to the same deferral elections otherwise in effect with respect to such Plan Year Balance and shall, unless otherwise determined by the Administrator, be deemed credited as of December 31 of the year to which they relate.

Section 5.04    Investment Options. The Administrator shall, from time to time, specify the available Investment Funds, which the Administrator may prospectively change or close to new investments in its discretion. Each Participant shall elect one or more Investment Funds to which his existing Accounts shall be allocated, in increments of 1%. The Administrator shall determine from time to time how frequently Participants may change their investment elections, provided that Participants shall be permitted to change their investment elections no less frequently than once per calendar year. The Administrator also may permit Participants to make separate investment elections with respect to their existing Accounts and future deferrals. The sole purpose of the Investment Funds is to measure Earnings Credits to the Participant's Accounts, and there is no requirement that amounts be invested in the Investment Funds.

Section 5.05    Crediting of Earnings. As of the end of each business day, the Administrator shall credit each Participant's Plan Year Balances with an Earnings Credit (which may be positive or negative) as provided in this Section. Except as the Administrator otherwise determines, the Earnings Credit rate for that portion of a Participant's Plan Year Balances allocated to a fixed income Investment Fund for any day in a calendar quarter shall be based on the rate under such fixed income investment on the last day of the preceding calendar quarter. The Earnings Credit rate for that portion of a Participant's Plan Year Balances allocated to any Investment Fund other than a fixed income Investment Fund shall be the rate of investment earnings under such Investment Fund. Notwithstanding the preceding provisions, no Earnings Credits shall be allocated with respect to a Payment after the last business day immediately preceding that Payment (or such earlier date preceding a Payment as reasonably designated by the Administrator). In determining the Earnings Credits, the Administrator may adopt such procedures as it deems appropriate, in its sole discretion.

Section 5.06    Charge for Distributions. Upon a distribution with respect to a Participant, the Participant’s appropriate Plan Year Balances shall be reduced by the amount of the distribution.

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ARTICLE VI
DISTRIBUTION OF PLAN YEAR BALANCES

Section 6.01    Distribution on Designated Benefit Commencement Date.

(a)    Except as expressly provided in the following provisions of this Article, a Participant's Plan Year Balances subject to a deferral election shall be distributed in their respective Designated Elections, beginning as of their respective Designated Benefit Commencement Dates. Amounts payable as of a date shall be paid on such date or as soon as administratively feasible (and under no circumstances more than 30 days) thereafter.

(b)    Notwithstanding the preceding provisions of this Section, if a Participant's Plan Year Balance on his separation from service is less than $10,000, then:

(1)    The Administrator may pay out the Participant’s entire interest in the Plan in a single lump sum upon separation from service if (A) the Participant’s separation from service occurred on or after the 2021 Restatement Effective Date and (B) all of the Participant’s Plan Year Balances (and any other amounts deferred by the Participant under any other arrangements aggregated with the Plan under Treas. Reg. s. 1.409A-1(c)(2)) total less than the applicable dollar amount under Code Section 402(g)(1)(B) for the year; or

(2)    If the Administrator does not make a payment under clause (1), the Designated Election for such Plan Year Balance (regardless of whether the Designated Benefit Commencement Date for such Plan Year Balance is based on Retirement or a specified date) shall be deemed to be a lump sum.

Section 6.02    Distribution Upon Termination of Employment for Reasons other than Retirement. Notwithstanding Section 6.01, and subject to Section 6.06, if a Participant Terminates Employment for a reason other than Retirement, his remaining Plan Year Balances shall be paid to him (or his Beneficiary, if he is deceased) in a single lump sum payment as of the Quarterly Distribution Month occurring in the first calendar quarter beginning after his Termination of Employment; provided, however this sentence shall not result in the deferral of any amount otherwise payable under the Plan.

Section 6.03    Distribution Upon Death. Notwithstanding Section 6.01, if a Participant dies before the distribution of his entire Plan Year Balance, his remaining Plan Year Balance shall be distributed to his Beneficiary in a single lump sum payment as of the Quarterly Distribution Month occurring in the first calendar quarter beginning after his death; provided, however, this sentence shall not result in the deferral of any amount otherwise payable under the Plan; and provided further that, if the Administrator does not receive notice of the Participant’s death and distribution under this Section 6.01 therefore does not occur at the time specified herein, no breach of the Plan shall be deemed to have occurred.

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Section 6.04    Distribution on Account of Unforeseeable Emergency. Notwithstanding Section 6.01, if a Participant demonstrates to the satisfaction of the Administrator that he has incurred an Unforeseeable Emergency, the amount reasonably necessary to satisfy the emergency need (including any amounts necessary to pay any income taxes or penalties reasonably anticipated to result from the distribution), as determined by the Administrator, shall be distributed to him as soon as administratively feasible after the Administrator’s decision; provided that, in determining whether an Unforseeable Emergency has been incurred and the amount reasonably necessary to satisfy the emergency need, the Administrator shall take into consideration, among other things, all amounts available to the Participant under the RSP (including by obtaining a loan under the RSP). If the Administrator grants a request for withdrawal pursuant to this Section, it shall prospectively cancel the Participant's existing deferral elections, and it shall take into account the additional compensation that is available as a result of the cancellation of those elections in determining the amount reasonably necessary to satisfy the Participant's emergency need.

Section 6.05    Distribution on Account of Change of Control. Notwithstanding Section 6.01, if a Change of Control occurs with respect to a Participant, the Participant’s remaining Plan Year Balances shall be distributed to him in a single lump sum payment on the date of such Change of Control or as soon as administratively feasible (and not more than 30 days) thereafter; provided, however, this sentence shall not result in the deferral of any amount otherwise payable under the Plan.

Section 6.06    Delay in Payment for Specified Employees. Notwithstanding any provision of this Plan to the contrary, to the extent required by Code Section 409A(a)(2)(B)(i), distributions to a Participant who is a Specified Employee on account of his Termination of Employment for any reason other than death shall be delayed until the earliest date permitted by such section. Payments delayed pursuant to the preceding sentence shall be increased by deemed earnings, as determined pursuant to Section 5.05, to the date on which such payments are made.

Section 6.07    Designating a Beneficiary.

(a)    The Participant may designate a Beneficiary only by completing the online designation or other process required by the Administrator for a Beneficiary designation during his life. The Participant's proper completion of the process to designate a Beneficiary in accordance with the Administrator’s requirements shall cancel all prior Beneficiary designations. If the Participant does not designate a Beneficiary, or if all properly designated Beneficiaries die before the Participant, then the Participant’s Beneficiary shall be his Spouse, if living at the time of the Participant’s death, or if his Spouse is not then living, the individual(s), if any, named as the Participant’s beneficiary under his Employer-provided group life insurance program, who are living at the time of the Participant’s death or, if no such beneficiaries are then living, the Participant’s estate.

(b)    Except to the extent the Participant’s Beneficiary is the individual named as the Participant’s beneficiary under his Employer-provided group life insurance program pursuant to

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the preceding paragraph and such program otherwise provides, the following rules shall determine the apportionment of payments due under the Plan among Beneficiaries in the event of the Participant’s death:

(1)    If any Beneficiary designated by the Participant as a “Direct Beneficiary” dies before the Participant, his interest and the interest of his heirs in any payments under the Plan shall terminate and the percentage share of the remaining Beneficiaries designated as Direct Beneficiaries shall be increased on a pro rata basis. If no such Beneficiary survives the Participant, then the Participant’s entire interest in the Plan shall pass to any Beneficiary designated as a “Contingent Beneficiary.”

(2)    If any Beneficiary designated by the Participant as a “Contingent Beneficiary” dies before the Participant, his interest and the interest of his heirs in any payments under the Plan shall terminate and the percentage share of the remaining Beneficiaries designated as Contingent Beneficiaries shall be increased on a pro rata basis.
(3)    If any Beneficiary dies after the Participant, but before payment is made to such Beneficiary, then the payment shall be made to the Beneficiary’s estate.

ARTICLE VII
ADMINISTRATION OF PLAN

Section 7.01    Powers and Responsibilities of the Administrator.

(a)    The Administrator shall have full responsibility and discretionary authority to control and manage the operation and administration of the Plan. The Administrator is authorized to accept service of legal process on behalf of the Plan. To the fullest extent permitted by applicable law, any action taken by the Administrator pursuant to a reasonable interpretation of the Plan shall be binding and conclusive on all persons claiming benefits under the Plan, except to the extent that a court of competent jurisdiction determines that such action was arbitrary or capricious.

(b)    The Administrator's discretionary powers include, but are not limited to, the following:

(1)    to interpret Plan documents, decide all questions of eligibility, determine whether a Participant has Terminated Employment, determine the amount, manner, and timing of distributions under the Plan, and resolve any claims for benefits;

(2)    to prescribe procedures to be followed by a Participant, Beneficiary, or other person applying for benefits;

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(3)    to appoint or employ persons to assist in the administration of the Plan and any other agents as it deems advisable;

(4)    to adopt such rules as it deems necessary or appropriate; and

(5)    to maintain and keep adequate records concerning the Plan, including sufficient records to determine each Participant's eligibility to participate and his interest in the Plan, and its proceedings and acts in such form and detail as it may decide.

Section 7.02    Indemnification. The Company shall indemnify and hold harmless the Administrator, any person serving on a committee that serves as Administrator, and any officer, employee, or director of an Employer to whom any duty or power relating to the administration of the Plan has been properly delegated from and against any cost, expense, or liability arising out of any act or omission in connection with the Plan, unless arising out of such person's own fraud or bad faith.

Section 7.03    Claims and Claims Review Procedure.

(a)    In general, distributions under the Plan will be made automatically as provided in Article VI and no Benefit Claim will be necessary for a Participant to receive distributions under the Plan. If a Participant or his designated Beneficiary believes he is entitled to a benefit under the Plan that is not provided, however, he may file a written Benefit Claim for payments under the Plan with the Administrator provided such claim is filed within 90 days of the date payments under the Plan are made or begin to be made, or the date the Participant or his designated Beneficiary believes payments should have been made, as applicable. All Benefit Claims must be made in accordance with procedures established by the Administrator from time to time. A Benefit Claim and any appeal thereof may be filed by the claimant or his authorized representative.

(b)    The Administrator shall provide the claimant with written or electronic notice of its approval or Denial of a properly filed Benefit Claim within 90 days after receiving the claim, unless special circumstances require an extension of the decision period. If special circumstances require an extension of the time for processing the claim, the initial 90-day period may be extended for up to an additional 90 days. If an extension is required, the Administrator shall provide written notice of the required extension before the end of the initial 90-day period, which notice shall (i) specify the circumstances requiring an extension and (ii) the date by which the Administrator expects to make a decision.

(c)    If a Benefit Claim is Denied, the Administrator shall provide the claimant with written or electronic notice containing (i) the specific reasons for the Denial, (ii) references to the applicable Plan provisions on which the Denial is based, (iii) a description of any additional material or information needed and why such material or information is necessary, and (iv) a description of the applicable review process and time limits.

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(d)    A claimant may appeal the Denial of a Benefit Claim by filing a written appeal with the Administrator within 60 days after receiving notice of the Denial. The claimant's appeal shall be deemed filed on receipt by the Administrator. If a claimant does not file a timely appeal, the Administrator's decision shall be deemed final, conclusive, and binding on all persons.

(e)    The Administrator shall provide the claimant with written or electronic notice of its decision on appeal within 60 days after receipt of the claimant's appeal request, unless special circumstances require an extension of this time period. If special circumstances require an extension of the time to process the appeal, the processing period may be extended for up to an additional 60 days. If an extension is required, the Administrator shall provide written notice of the required extension to the claimant before the end of the original 60-day period, which shall specify the circumstances requiring an extension and the date by which the Administrator expects to make a decision. If the Benefit Claim is Denied on appeal, the Administrator shall provide the claimant with written or electronic notice containing a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Benefit Claim, as well as the specific reasons for the Denial on appeal and references to the applicable Plan provisions on which the Denial is based. The Administrator's decision on appeal shall be final, conclusive, and binding on all persons, subject to the claimant's right to file a civil action pursuant to ERISA Section 502(a).

(f)    Notwithstanding the foregoing claims and appeals procedures, to avoid an additional tax on payments that may be payable under the Plan, a claimant must make a reasonable, good faith effort to collect any payment or benefit to which the claimant believes he is entitled hereunder no later than 90 days after the latest date upon which the payment could have been timely made pursuant to Code Section 409A, and if not paid or provided, must take further enforcement measures within 180 days after such latest date.

ARTICLE VIII
AMENDMENT AND TERMINATION

The Plan shall continue in force with respect to any Participant until the completion of any payments due hereunder. The Company may, however, at any time, amend the Plan to provide that no additional benefits shall accrue with respect to any Participant under the Plan following expiration of the Participant’s irrevocable election; provided, however, that no such amendment shall (i) deprive any Participant or Beneficiary of any benefit that accrued under the Plan before the adoption of such amendment; (ii) result in an acceleration of benefit payments in violation of Code Section 409A and the guidance thereunder, or (iii) result in any other violation of Code Section 409A or the guidance thereunder. The Company may also, at any time, amend the Plan retroactively or otherwise, if and to the extent that it deems such action appropriate in light of government regulations or other legal requirements.

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ARTICLE IX
MISCELLANEOUS

Section 9.01    Obligations of Employer. The Employer's only obligation hereunder shall be a contractual obligation to make payments to Participants or Beneficiaries entitled to benefits provided for herein when due, and only to the extent that such payments are not made from the Trust. Nothing herein shall give a Participant, Beneficiary, or other person any right to a specific asset of an Employer or the Trust, other than as a general creditor of the Employer.

Section 9.02    Employment Rights. Nothing contained herein shall confer any right on a Participant to be continued in the employ of any Employer or affect the Participant's right to participate in and receive benefits under and in accordance with any pension, profit-sharing, incentive compensation, or other benefit plan or program of an Employer.

Section 9.03    Non-Alienation. Except as otherwise required by a Domestic Relations Order, no right or interest of a Participant, Spouse, or other Beneficiary under this Plan shall be subject to voluntary or involuntary alienation, assignment, or transfer of any kind. Payments shall be made to an Alternate Payee to the extent provided in a Domestic Relations Order. To the extent permitted by Code Section 409A, payments pursuant to a Domestic Relations Order may be made in a lump sum and before the Participant's earliest retirement age (as defined by ERISA Section 206(d)(3)(E)(ii)).

Section 9.04    Tax Withholding. The Employer or Trustee may withhold from any distribution hereunder amounts that the Employer or Trustee deems necessary to satisfy federal, state, or local tax withholding requirements (or make other arrangements satisfactory to the Employer or Trustee with regard to such taxes).

Section 9.05    Other Plans. Amounts and benefits paid under the Plan shall not be considered compensation to the Participant for purposes of computing any benefits to which he may be entitled under any other pension or retirement plan maintained by an Employer.

Section 9.06    Liability of Affiliated Employers. If any payment to be made under the Plan is to be made on account of a Participant who is or was employed by an Affiliated Employer, the cost of such payment shall be borne in such proportion as the Company and the Affiliated Employer agree.

This Restatement of Cummins Inc. Deferred Compensation Plan has been approved by the Company's duly authorized officer, acting on behalf of the Company, on this 15th day of February, 2021.
CUMMINS INC.

By:     /s/ Jill E. Cook__________
Name:     Jill E. Cook
Title:     Vice President — Chief Human Resources
Officer

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